Exhibit 99.1

Share Purchase Agreement

This Share Purchase Agreement (the “Agreement”) is entered into this 14th day of September 2016, by and between Dr. Hal B. Heyer located at 1420 London Rd., Suite 100, Duluth, MN 55805 (hereinafter referred to as “Seller”), and Mark Cole located at 9788 Gilespie St., Unit 400, Las Vegas, NV 89113 (hereinafter referred to as “Purchaser”).

RECITALS

WHEREAS, the Seller is the owner of 5,100,000 restricted unregistered shares (“Selling Shares”) of the common stock of ATVRockn, a Nevada corporation (the “Company”) as set forth in Section 1 herein; and

WHEREAS, the Purchaser is desirous of purchasing said shares of ATVRockn from Seller upon the terms and conditions set forth below; and

NOW, THEREFORE, the parties hereby agree as follows:

1. Purchase of Shares. Subject to the terms and conditions set forth herein, the Seller agrees to sell, transfer and deliver to the Purchaser and the Purchaser will purchase five million one hundred thousand (5,100,000) unregistered common shares of ATVRockn (OTC Markets: ATVK). This Agreement is predicated upon Seller’s ability to transfer five million one hundred thousand (5,100,000) common shares of ATVRockn to Purchaser. The inability of Seller to transfer five million one hundred thousand (5,100,000) common shares of the Company to Purchaser shall, at the option of Purchaser, render Purchaser’s obligation to purchase hereunder null and void and all moneys paid as described below and pursuant to the terms of this Agreement shall be returned to Purchaser.

2. Purchase Price. Purchaser shall pay to Seller the sum of TEN THOUSAND DOLLARS ($10,000.00 U.S.D.) for the five million one hundred thousand (5,100,000) shares of common stock in the Company (hereinafter referred to as the “Purchase Price”).

3. Closing Procedures. Upon the execution of this Agreement, the sum of TEN THOUSAND DOLLARS ($10,000.00) shall be paid to Seller. Within three (3) business days of the receipt of the TEN THOUSAND DOLLARS ($10,000.00), Seller shall deliver to Purchaser, a share certificate in the amount of five million one hundred thousand (5,100,000) unregistered common shares of ATVRockn, issued in the name of Purchaser.

4.Unauthorized Disclosure of Confidential Information. Purchaser shall not directly or indirectly disclose to anyone outside of the Company any Confidential Information or use any Confidential Information other than pursuant to the business of the Company. The term “Confidential Information” means any and all trade secrets and any and all data or information not generally known outside of the Company whether prepared or developed by or for the Company or received by the Company from an outside source. Without limiting the scope of this definition, Confidential Information includes any customer files, customer lists, any business, marketing, financial or sales record, data, plan or survey, and any other record or information relating to the present or future business, product or service of the Company. All Confidential Information and all copies of Confidential Information are the sole property of the Company.

5. Restricted Securities. The Seller and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). As such, Purchaser acknowledges that any resale of the shares purchased pursuant to this Agreement are restricted securities, and may be resold only via compliance with Rule 144 as promulgated by the Commission under the Securities Act.

6. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Purchaser and Seller.

7. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

8. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

9. Attorneys’ Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

10. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

11.Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

12. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

13. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

14. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

15. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees).

16.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

17. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

18. Indemnification. Purchaser hereby agrees to indemnify and hold Seller, and each of them, or its assigns, their partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons of each of them) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which they are a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of this agreement so long as Seller has not committed intentional or willful misconduct, or shall not have acted grossly negligent, in connection with the services which form the basis of the claim for indemnification. The parties further agree that neither party shall incur any liability on account of this agreement or any acts or omissions arising out of or relating to this agreement except for such parties intentional or willful misconduct. This paragraph shall survive the expiration or termination of this agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands this 14th day of September 2016.

(Seller) (Purchaser)

by: /s/ Hal B. Heyer by: /s/ Mark Cole

Dr. Hal B. Heyer Mark Cole